Exhibit 99.1
THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS
Q4 and FY 2022 Gross Merchandise Value Increased Year-Over-Year 13% and 23%, respectively
Q4 and FY 2022 Total Revenue Increased Year-Over-Year 10% and 29%, respectively
Cash & Cash Equivalents at Year-End was $294 million

SAN FRANCISCO, Feb. 28, 2023 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its fourth quarter and full year ended December 31, 2022. Fourth quarter and full year 2022 gross merchandise value (GMV) increased 13% and 23%, respectively, compared to the same periods in 2021.

“We are pleased to announce solid financial results for the fourth quarter and full year 2022, including improved gross profit and Adjusted EBITDA loss on a year-over-year basis,” said Rati Levesque, President and Chief Operating Officer of The RealReal. “During the fourth quarter and into 2023, we continue to focus on our key initiatives: (1) update our consignor commission structure, (2) improve efficiency and cut costs, (3) optimize product pricing, and (4) pursue potential new revenue streams. We continue to believe these actions will move the business forward. Additionally, we are pleased with the recent addition of John Koryl as Chief Executive Officer; his leadership will be invaluable as we drive toward profitability.”

Robert Julian, Chief Financial Officer of The RealReal, stated, “The fourth quarter results demonstrated the financial progress we have made throughout 2022. In particular, shrinking the unprofitable direct business and growing the profitable consignment business resulted in a 490-basis-point improvement in gross margin in the fourth quarter of 2022 compared to the fourth quarter of 2021. This change also benefited our balance sheet. As of the end of 2022, net inventory decreased $28 million year-over-year, and we anticipate that our inventory balance will continue to decline in 2023. Also, we improved cash used in operating, investing, and financing activities in the fourth quarter of 2022 to $(7) million, compared to $(57) million in the first quarter, $(45) million in the second quarter, and $(15) million in third quarter of 2022.”
Fourth Quarter Financial Highlights
•GMV was $493 million, an increase of 13% compared to the same period in 2021
•Total Revenue was $160 million, an increase of 10% compared to the same period in 2021
•Net Loss was $39 million compared to $52 million in the same period in 2021
•Adjusted EBITDA was $(20.2) million or (12.6)% of total revenue compared $(26.9) million or (18.5)% of total revenue in the fourth quarter of 2021
•GAAP basic and diluted net loss per share was $(0.39) compared to $(0.56) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.29) compared to $(0.42) in the prior year period
•Top-line-related Metrics
◦Trailing 12-months active buyers reached 998,000, an increase of 25% compared to the same period in 2021
◦Orders reached 993,000, an increase of 15% compared to the same period in 2021
◦Average order value (AOV) was $496, a decrease of 2% compared to the same period in 2021
◦Lower AOV was driven by a 2% decrease in average selling prices (ASPs)
◦GMV from repeat buyers was 84%, which was consistent with the fourth quarter of 2021
Full Year 2022 Financial Highlights
•GMV was $1.8 billion, an increase of 23% compared to full year 2021
•Total Revenue was $603 million, an increase of 29% compared to full year 2021
•Net Loss was $196 million compared to $236 million in 2021
•Adjusted EBITDA was $(112.4) million or (18.6)% of total revenue compared to $(126.9) million or (27.1)% of total revenue for full year 2021
•GAAP basic and diluted net loss per share was $(2.05) compared to $(2.58) in the prior year

•Non-GAAP basic and diluted net loss per share was $(1.53) compared to $(1.88) in the prior year
•At the end of 2022, cash and cash equivalents totaled $294 million

Q1 2023 Guidance
Based on market conditions as of February 28, 2023, we are providing guidance for GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Q1 2023
GMV	$430 - $460 million
Total Revenue	$135 - $145 million
Adjusted EBITDA	$(35) - $(31) million

We expect to provide full year guidance on our next earnings call.

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its fourth quarter and full year 2022 results. Investors and analysts can access the call via the following link: https://register.vevent.com/register/BI79b9f8053dba42d19df97d2b66ff5eb3. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 31 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service.
Investor Relations Contact:
Caitlin Howe
Senior Vice President, Investor Relations
IR@therealreal.com
Press Contact:
Laura Hogya
Head of Communications
pr@therealreal.com

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events and uncertainty surrounding macroeconomic trends, inflation and impacts of the COVID-19 pandemic, our ability to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction; financial guidance, timeline to profitability, 2025 vision and long-range financial projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of r COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, employer payroll tax on employee stock transactions and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense, employer payroll tax on employee stock transactions, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Consignment revenue	$110,199	$86,508	$384,979	$302,221
Direct revenue	33,252	45,262	158,726	120,844
Shipping services revenue	16,204	13,355	59,788	44,627
Total revenue	159,655	145,125	603,493	467,692
Cost of revenue:
Cost of consignment revenue	13,770	14,764	56,963	44,985
Cost of direct revenue	36,246	36,062	141,661	101,427
Cost of shipping services revenue	13,029	13,672	56,178	47,803
Total cost of revenue	63,045	64,498	254,802	194,215
Gross profit	96,610	80,627	348,691	273,477
Operating expenses:
Marketing	14,659	18,371	63,128	62,749
Operations and technology	71,799	62,923	279,110	235,829
Selling, general and administrative	48,097	43,914	195,160	176,418
Legal settlement	—	1,601	456	13,389
Total operating expenses (1)	134,555	126,809	537,854	488,385
Loss from operations	(37,945)	(46,182)	(189,163)	(214,908)
Interest income	1,831	116	3,191	365
Interest expense	(2,458)	(6,157)	(10,472)	(21,531)
Other income (expense), net	38	1	171	23
Loss before provision for income taxes	(38,534)	(52,222)	(196,273)	(236,051)
Provision (benefit) for income taxes	76	(27)	172	56
Net loss attributable to common stockholders	$(38,610)	$(52,195)	$(196,445)	$(236,107)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.56)	$(2.05)	$(2.58)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	98,546,282	92,634,986	95,921,246	91,409,624

(1) Includes stock-based compensation as follows:
Marketing	$435	$633	$2,209	$2,557
Operations and technology	3,919	5,606	19,822	21,395
Selling, general and administrative	4,764	6,239	24,107	24,850
Total	$9,118	$12,478	$46,138	$48,802

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$293,793	$418,171
Accounts receivable	12,207	7,767
Inventory, net	42,967	71,015
Prepaid expenses and other current assets	23,291	20,859
Total current assets	372,258	517,812
Property and equipment, net	112,679	89,286
Operating lease right-of-use assets	127,955	145,311
Other assets	2,749	2,535
Total assets	$615,641	$754,944
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,902	$4,503
Accrued consignor payable	81,543	71,042
Operating lease liabilities, current portion	20,776	18,253
Other accrued and current liabilities	93,292	94,188
Total current liabilities	207,513	187,986
Operating lease liabilities, net of current portion	125,118	143,159
Convertible senior notes, net	449,848	348,380
Other noncurrent liabilities	3,254	2,291
Total liabilities	785,733	681,816
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 99,088,172 and 92,960,066 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	781,060	841,255
Accumulated deficit	(951,153)	(768,128)
Total stockholders’ equity (deficit)	(170,092)	73,128
Total liabilities and stockholders’ equity (deficit)	$615,641	$754,944

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(196,445)	$(236,107)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	27,669	23,531
Stock-based compensation expense	46,138	48,802
Reduction of operating lease right-of-use assets	19,602	19,439
Bad debt expense	1,680	1,034
Accrued interest on convertible notes	—	950
Accretion of debt discounts and issuance costs	2,368	13,989
Loss on disposal of property and equipment and impairment of capitalized proprietary software	702	546
Other adjustments	—	10
Changes in operating assets and liabilities:
Accounts receivable	(6,120)	(1,588)
Inventory, net	28,048	(28,694)
Prepaid expenses and other current assets	(2,952)	(4,009)
Other assets	(409)	(638)
Operating lease liability	(17,764)	(15,285)
Accounts payable	4,947	(9,989)
Accrued consignor payable	10,501	13,989
Other accrued and current liabilities	(9,823)	30,922
Other noncurrent liabilities	301	947
Net cash used in operating activities	(91,557)	(142,151)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	4,000
Capitalized proprietary software development costs	(14,061)	(9,967)
Purchases of property and equipment	(22,861)	(37,470)
Net cash used in investing activities	(36,922)	(43,437)
Cash flow from financing activities:
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	—	278,234
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	—	(33,666)
Proceeds from exercise of stock options	2,906	6,009
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	1,400	2,341
Taxes paid related to restricted stock vesting	(205)	(5)
Net cash provided by financing activities	4,101	252,913
Net increase (decrease) in cash and cash equivalents	(124,378)	67,325
Cash and cash equivalents
Beginning of period	418,171	350,846
End of period	$293,793	$418,171

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA Reconciliation:
Net loss	$(38,610)	$(52,195)	$(196,445)	$(236,107)
Depreciation and amortization	7,414	5,691	27,669	23,531
Interest income	(1,831)	(116)	(3,191)	(365)
Interest expense	2,458	6,157	10,472	21,531
Provision (benefit) for income taxes	76	(27)	172	56
EBITDA	(30,493)	(40,490)	(161,323)	(191,354)
Stock-based compensation (1)	9,118	12,478	46,138	48,802
CEO separation benefits (2)	46	—	948	—
CEO transition costs (3)	533	—	1,551	—
Payroll tax expense on employee stock transactions	39	201	451	1,168
Legal fees reimbursement benefit (4)	—	(704)	(1,400)	(1,204)
Legal settlements (5)	—	1,601	456	13,389
Restructuring charges (6)	621	—	896	2,314
Other (income) expense, net	(38)	(1)	(171)	(23)
Adjusted EBITDA	$(20,174)	$(26,915)	$(112,454)	$(126,908)
(1) The stock-based compensation expense for the year ended December 31, 2022 includes a one-time charge of $1.0 million related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The separation benefit charges for the year ended December 31, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement. In addition, see footnote 1 for disclosure regarding the incremental stock-based compensation expense incurred in connection with the Separation Agreement.
(3) The CEO transition charges for the year ended December 31, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(4) During the year ended December 31, 2022, we received insurance reimbursement of $1.4 million related to a legal settlement expense. During the year ended December 31, 2021, we received insurance reimbursement of $4.3 million related to legal fees for a certain matter, of which $3.1 million were applied to legal expenses for the year ended December 31, 2021.
(5) The legal settlement charges for the year ended December 31, 2021 reflects legal settlement expenses arising from the settlement of a putative shareholder class action and derivative case.
(6) The restructuring charges for the year ended December 31, 2022 consists of employee severance payments and benefits. The restructuring charges for the year ended December 31, 2021 consist of the costs to transition operations from the Brisbane warehouse to our new Phoenix warehouse.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(38,610)	$(52,195)	$(196,445)	$(236,107)
Stock-based compensation	9,118	12,478	46,138	48,802
CEO separation benefits	46	—	948	—
CEO transition costs	533	—	1,551	—
Payroll tax expense on employee stock transactions	39	201	451	1,168
Legal fees reimbursement benefit	—	(704)	(1,400)	(1,204)
Legal settlement	—	1,601	456	13,389
Restructuring charges	621	—	896	2,314
Provision (benefit) for income taxes	76	(27)	172	56
Non-GAAP net loss attributable to common stockholders	$(28,177)	$(38,646)	$(147,233)	$(171,582)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	98,546,282	92,634,986	95,921,246	91,409,624
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.29)	$(0.42)	$(1.53)	$(1.88)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash used in operating activities	$3,698	$(18,764)	$(91,557)	$(142,151)
Purchase of property and equipment and capitalized proprietary software development costs	(10,667)	(9,679)	(36,922)	(47,437)
Free Cash Flow	$(6,969)	$(28,443)	$(128,479)	$(189,588)

Key Financial and Operating Metrics:

	December 31, 2020	March 31, 2021	June 30, 2021	September 30 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
	(In thousands, except AOV and percentages)
GMV	$301,219	$327,327	$350,001	$367,925	$437,179	$428,206	$454,163	$440,659	$492,955
NMV	$223,390	$244,162	$256,509	$273,417	$318,265	$310,511	$332,508	$325,105	$367,382
Consignment Revenue	$61,285	$64,887	$72,452	$78,373	$86,508	$83,989	$96,917	$93,874	$110,199
Direct Revenue	$15,512	$23,735	$22,460	$29,387	$45,262	$48,823	$42,646	$34,005	$33,252
Shipping Services Revenue	$10,035	$10,195	$10,000	$11,078	$13,355	$13,888	$14,872	$14,824	$16,204
Number of Orders	671	690	673	757	861	878	934	952	993
Take Rate	35.7%	34.3%	34.5%	34.9%	35.0%	35.7%	36.1%	36.0%	35.7%
Active Buyers	649	687	730	772	797	828	889	950	998
AOV	$449	$474	$520	$486	$508	$487	$486	$463	$496
% of GMV from Repeat Buyers	82.4%	83.6%	84.5%	84.1%	83.8%	85.0%	84.7%	84.2%	84.0%